Exhibit 10.4
AMENDMENT NO. 5 AND WAIVER
     This AMENDMENT NO. 5 AND WAIVER, dated as of April 29, 2009 (this “Amendment”), to the Loan Agreement (as defined below), among MGM MIRAGE, a Delaware corporation (“Borrower”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), the Lenders and Bank of America, N.A., as administrative agent for the lenders (the “Administrative Agent”).
WITNESSETH:
     WHEREAS, Borrower, Detroit, as initial Co-Borrower, the Lenders named in the signature pages thereto, Banc of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers, Banc of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities, Inc., as Joint Book Managers, The Royal Bank of Scotland PLC, as Syndication Agent, Barclays Bank PLC, BNP Paribas, Citigroup USA Inc., Commerzbank AG, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation, UBS Securities LLC and Wachovia Bank, National Association, as Co-Documentation Agents, Bank of Scotland, Merrill Lynch Bank USA and Morgan Stanley Bank, as Senior Managing Agents, Societe Generale and U.S. Bank National Association, as Managing Agents, and the Administrative Agent are parties to the Fifth Amended and Restated Loan Agreement, dated as of October 3, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”);
     WHEREAS, Borrower, Detroit and the Administrative Agent, on behalf of the Lenders, are parties to that certain Amendment No. 1 to the Loan Agreement, dated as of September 30, 2008, that certain Amendment No. 2 and Waiver, dated as of March 16, 2009, that certain Amendment No. 3, dated as of March 26, 2009, and that certain Amendment No. 4, dated as of April 9, 2009;
     WHEREAS, Borrower has requested that the Loan Agreement be further amended and waived in certain respects;
     WHEREAS, the Lenders that have consented to this Amendment constitute the Requisite Lenders under the Loan Agreement;
     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I.
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Amendment” is defined in the preamble.

     “Borrower” is defined in the preamble.
     “Detroit” is defined in the preamble.
     “Loan Agreement” is defined in the first recital.
     “Fifth Amendment Effective Date” is defined in Article IV.
     SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Loan Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.
ARTICLE II.
AMENDMENTS TO LOAN AGREEMENT
     Upon the occurrence of the Fifth Amendment Effective Date, the provisions of the Loan Agreement referred to below are hereby amended in accordance with this Article II.
     SECTION 2.1. Article 1 of the Loan Agreement is hereby amended as follows:
     SECTION 2.2. Section 1.1 of the Loan Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “‘Additional Revolver Advance’ has the meaning set forth in Section 2.1(a).”
     “‘Amended and Restated Completion Guarantee’ means that certain Amended and Restated Sponsor Completion Guarantee, dated as of April 29, 2009, executed by Borrower and Bank of America, N.A. in its capacity as Collateral Agent under the Collateral Agent and Intercreditor Agreement referred to in the CityCenter Credit Agreement.”
     “‘CityCenter Letter of Credit’ means a Letter of Credit to be issued on or around April 29, 2009, in the amount of $224,000,000 for the benefit of CityCenter Holdings, LLC and collaterally assigned to Bank of America, N.A. as collateral agent under the CityCenter Credit Agreement.”
     “‘Collateral’ means (i) the Detroit Collateral, (ii) certain undeveloped land owned by Mandalay or its subsidiaries on Las Vegas Boulevard South in Las Vegas, Nevada and more particularly described on Annex A and (iii) the real and personal property comprising the hotel and casino in Tunica, Mississippi commonly known as the Gold Strike Resort and Casino and more particularly described on Annex B.”
     “‘Collateral Documents’ has the meaning set forth in Section 5.9(a).”
     “‘Detroit Collateral’ means all of Detroit’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Detroit with respect to MGM Grand Detroit Hotel and Casino.”

     “‘Detroit Disposition Prepayment Amount’ means such amount set forth in Schedule A of the Fifth Amendment.
     “‘Detroit Loans’ has the meaning set forth in Section 6.14.”
     “‘Fifth Amendment’ means that certain Amendment No. 5 to this Agreement, dated as of April 29, 2009, among the Borrower, Detroit, the Lenders and the Administrative Agent.”
     “‘Fifth Amendment Effective Date’ has the meaning specified in Article IV of the Fifth Amendment.”
     “‘Harmon Guarantee’ means the obligation of Borrower or any of its Restricted Subsidiary, as contemplated in the Amended and Restated Limited Liability Company Agreement of CityCenter Holdings, LLC, to provide, and fund if necessary, completion guarantee with respect to the Harmon Component (as defined in the CityCenter Credit Agreement), as such obligation may be subsequently documented under one or more completion guarantee or similar instruments.
     “‘Initial Detroit Increase’ has the meaning set forth in Section 6.14.”
     “‘Mandalay Collateral’ means the property described in clauses (ii) and (iii) of the definition of the term “Collateral”.”
     SECTION 2.3. The definition of “Loan Documents” in Section 1.1 of the Loan Agreement is hereby amended by inserting a reference to “the Collateral Documents,” after the reference therein to “the Guaranty,”.
     SECTION 2.4. Article 2 of the Loan Agreement is hereby amended as follows:
     SECTION 2.4.1. Section 2.1 is hereby amended by adding the following sentences at the end of subsection (a) thereof:
“From and after the Second Amendment Effective Date, the consent of Requisite Lenders was required for the Borrower to utilize amounts in excess of $4,200,000,000 of Revolving Commitments, and from and after the Fifth Amendment Effective Date, the consent of Requisite Lenders will be required to utilize amounts in excess of $4,100,000,000 of Revolving Commitments. Subject to the foregoing, for the avoidance of doubt, upon one or more requests by Borrower and without the requirement of the consent of the Requisite Lenders, the Revolving Lenders shall advance to Borrower under the Revolving Commitment (the “Additional Revolver Advance”) the aggregate amount of any Revolving Loan prepaid by Borrower on or after the Fifth Amendment Effective Date (except for the prepayment required pursuant to Section 4.6 of the Fifth Amendment); provided, however, that, upon issuance of the CityCenter Letter of Credit and as long as such CityCenter Letter of Credit remains outstanding, the amount of Letter of Credit Usage applicable to the CityCenter Letter of Credit shall be deemed an Additional Revolver Advance in the amount of such Letter of Credit Usage; and provided, further, that Borrower shall not apply any Additional Revolver Advance to reduce the outstanding amount of the Detroit Loans. It is further understood and agreed that from and after the Fifth Amendment Effective Date and until Borrower or its Restricted Subsidiary Disposes of the Detroit Collateral pursuant to Sections 3.1(h) and 6.9(h), any unutilized Revolving Commitments resulting from Loans repaid by Detroit may be utilized only by Detroit (and not the Borrower) for Borrowings or Letters of Credit.”
     SECTION 2.4.2. Clause (iii) of the proviso to the second sentence of Section 2.4(a) of the Loan Agreement is hereby amended and restated in its entirety as follows: “(iii) Borrower or the relevant Co-Borrower shall not request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed the lesser of (A) any limit established by Law after the Closing Date on the relevant Issuing Lender’s ability to issue the requested Letter of Credit or (B) the sum of (x) $250,000,000 plus (y) Letter of Credit Usage pursuant to the CityCenter Letter of Credit.”
     SECTION 2.4.3. Section 2.4(a) of the Loan Agreement is hereby amended by deleting the word “or” before clause “(E)” therein and by adding the following language at the end of such Section: ”, or (F) a default of any Lender’s obligations to fund under Section 2. 4(c) exists, unless the applicable Issuing Lender has entered into arrangements satisfactory to such Issuing Lender with Borrower or such Lender to eliminate such Issuing Lender’s risk with respect to such Lender.”
     SECTION 2.4.4. Section 2.4(g) of the Loan Agreement is hereby amended by (A) deleting the word “or” before clause “(ii)” therein and by adding, after the reference therein to “if, as of the Letter of Credit Expiration Date, any L/C Obligation remains Outstanding,” the following language: “or (iii) if, at any time, any Lender is a Defaulting Lender (but only to the extent of the unfunded portion of such Defaulting Lender’s share of such L/C Obligation),” and (B) inserting the following at the end thereof: “The foregoing notwithstanding except to the extent otherwise provided in clause (iii) above, the outstanding amount of the Letter of Credit Usage with respect to the CityCenter Letter of Credit shall not be required to be Cash Collateralized as long as (i) the Letter of Credit Usage applicable to such CityCenter Letter of Credit is deemed an Additional Revolver Advance for the purposes of Section 2.1(a) and (ii) no Event of Default shall have occurred and then be continuing.”
     SECTION 2.5. Section 3.1 of the Loan Agreement is hereby amended by adding the following subsection (h) in the appropriate numerical order:
     “(h) If Borrower or any of its Restricted Subsidiaries Disposes of the Detroit Collateral (other than such Dispositions of personal or obsolete property in the ordinary course of business and consistent with historical practice) pursuant to Section 6.9(h), Borrower and Detroit shall, within five days of the receipt of the proceeds of such Disposition, prepay the Loans in an amount of not less than Detroit Disposition Prepayment Amount (with such prepayments of the Loans to be applied first to the Detroit Loans and thereafter to the Loans of the Borrower). Any amounts so repaid may be reborrowed only with the prior written consent of Requisite Lenders;”

     SECTION 2.6. Article 5 of the Loan Agreement by adding the following Section 5.9 in the appropriate numerical order:
     “5.9 Grant of Security. Borrower shall, at Borrower’s expense:
     (a) by not later than the later to occur of (i) 30 Business Days after the Fifth Amendment Effective Date and (ii) the date of the receipt of all necessary regulatory and gaming approvals (which the Borrower shall use its reasonable best efforts to obtain), cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, first preferred ship mortgages, security agreements, intellectual property security agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing (A) in the case of the Mandalay Collateral, payment of up to $300,000,000 of the Obligations and (B) in the case of the Detroit Collateral, all of Detroit’s Obligations under the Loan Documents (“Collateral Documents”);
     (b) by not later than the later to occur of (i) 30 Business Days after the Fifth Amendment Effective Date and (ii) the date of the receipt of all necessary regulatory and gaming approvals, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties;
     (c) concurrently with the execution of the Collateral Documents, Borrower shall deliver to the Administrative Agent legal opinions and use commercially reasonable efforts to obtain and deliver issuances of 2006 ALTA lender’s title insurance policies as may be necessary or advisable in the reasonable opinion of the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and
     (d) from time to time, as promptly as possible upon the request of the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent with respect to that portion of the Collateral comprised of real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent.”
     SECTION 2.7. Article 6 of the Loan Agreement is hereby amended as follows:
     SECTION 2.7.1. Section 6.4 of the Loan Agreement is hereby amended by deleting the word “and” following subsection (h), by re-lettering the existing subsection (i) as subsection (j) and by inserting the following as the new subsection (i):

     “(i) Liens on certain assets and properties of Restricted Subsidiaries of the Borrower located in Las Vegas, Nevada and more particularly described on Annex C, securing Guaranty Obligations permitted by Section 6.7(g)(i); and”
     SECTION 2.7.2. Section 6.7 of the Loan Agreement is hereby amended by deleting the word “and” following subsection (f), by re-lettering the existing subsection (g) as subsection (h) and by inserting the following as the new subsection (g):
     “(g) Guaranty Obligations of Borrower pursuant (i) to the Amended and Restated Sponsor Completion Guarantee and (ii) Harmon Guarantee; and”
     SECTION 2.7.3. Section 6.8(h) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(h) from and after the Fifth Amendment Effective Date, Borrower may make Investments into CityCenter Holdings resulting from (i) the issuance of the CityCenter Letter of Credit and (ii) any draws against such CityCenter Letter of Credit so long as (i) after giving effect to the Fifth Amendment, no Default or Event of Default shall have occurred and be continuing at the time of issuance of the CityCenter Letter of Credit, and (ii) no acceleration of the obligations under the CityCenter Credit Agreement shall have occurred at the time of the issuance of the CityCenter Letter of Credit;”
     SECTION 2.7.4. Section 6.8 of the Loan Agreement is hereby amended by re-lettering the existing subsection (i) as subsection (j), by replacing the reference therein to “$25,000,000” with “$40,000,000” and by inserting the following as the new subsection (i):
     “(i) Investments required pursuant to the Amended and Restated Completion Guarantee and the Harmon Guarantee; and”
     SECTION 2.7.5. Section 6.9 of the Loan Agreement is hereby amended by replacing the period at the end of subsection (g) thereof with a semicolon followed by the word “and” and by adding a new subsection (h) as follows:
     “(h) the Borrower may Dispose of the Detroit Collateral so long as (i) concurrently therewith, the Loans are prepaid as provided in Section 3.1(h) or (ii) such Disposition is of personal or obsolete property in the ordinary course of business and consistent with historical practice.”
     SECTION 2.7.6. Section 6.11 of the Loan Agreement is hereby amended by deleting the word “and” from after subsection (b) thereof, by replacing the reference in subsection (c) thereof to “Section 6.7(g)” with a reference to “Section 6.7(h)”, by adding the word “and” and a semicolon after subsection (c) thereof and by adding a new subsection (d) as follows:
     “(d) from April 30, 2009 through June 30, 2009, the utilization of up to an aggregate of $100,000,000 of cash or common stock of the Borrower to prepay, repurchase or redeem (in each case, at a discount to the face value thereof) and retire public Indebtedness of the Borrower or a Restricted Subsidiary.”

     SECTION 2.8. The following new Section 6.14 is hereby added to the Loan Agreement in the appropriate numerical order:
     “6.14 Loans to Detroit. Within 30 days after the Fifth Amendment Effective Date, Detroit shall be the obligor under Loans (the “Detroit Loans”) in a principal amount of not less than $450,000,000 (the “Initial Detroit Loan Increase”). Following the Initial Detroit Loan Increase, the Borrower shall use its reasonable best efforts to cause the aggregate principal amount of such Detroit Loans to not be less than $500,000,000. In no case may any Obligation of Detroit under the Detroit Loans be permitted to be transferred to any other Loan Party; provided, that Detroit shall be permitted to prepay the Detroit Loans pursuant to Section 3.1(h) at any time.”
     SECTION 2.9. Article 7 of the Loan Agreement is hereby amended as follows:
     SECTION 2.9.1. Section 7.1(a) of the Loan Agreement is hereby amended by deleting the following proviso in its entirety at the end thereof: “provided, however, that, with respect to the Fiscal Quarter ending March 31, 2009, such financial information shall be provided on or before May 15, 2009.”
     SECTION 2.9.2. Section 7.1(k) of the Loan Agreement is hereby amended by deleting the phrase “40 days after the end of each calendar month” and replacing it with the phrase “45 days after the end of each calendar month”.
     SECTION 2.10. Article 8 of the Loan Agreement is hereby amended as follows:
     SECTION 2.10.1. Section 8.2(d) of the Loan Agreement is hereby amended by changing the word “amount” therein to read “amounts”, by replacing the reference to “Section 4.6 of the Second Amendment” a reference to “Section 3.1(h) hereof, Section 4.6 of the Second Amendment and Section 4.6 of the Fifth Amendment”.
     SECTION 2.10.2. Section 8.3 of the Loan Agreement is hereby amended by replacing the word “and” before clause “(b)” therein with a comma and by adding the following language at the end thereof: “, and (c) solely in the case of the CityCenter Letter of Credit, Borrower shall have repaid the Revolving Loans pursuant to Section 3.1(f) in an amount of not less than $224,000,000.”
     SECTION 2.11. Article 9 of the Loan Agreement is hereby amended as follows:
     SECTION 2.11.1. Section 9.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(c) Borrower or the Co-Borrowers fail to comply with any of the covenants contained in Section 5.9 or in Article 6, other than the covenant contained in Section 6.3; or”
     SECTION 2.11.2. Section 9.1 of the Loan Agreement is hereby amended by replacing the period at the end of subsection (l) with a semicolon followed by the word “or” and by inserting the following as the new subsection (m):

     “(m) Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof ) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 6.4 or any other Liens reasonably acceptable to the Administrative Agent, or pursuant to the terms of such Collateral Document) on the Collateral purported to be covered thereby.”
     SECTION 2.12. Article 10 of the Loan Agreement is hereby amended as follows:
     SECTION 2.12.1. Section 10.1 of the Loan Agreement is hereby amended by adding a new subsection (c) thereof as follows:
     “(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 10 and Article 11 (including Section 10.7, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
     SECTION 2.12.2. Article 10 of the Loan Agreement is hereby amended by adding a new Section 10.13 thereof in the appropriate numerical order as follows:
     “10.13 Collateral Matters. The Lenders and the Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) with respect to the Detroit Collateral, in connection with any Disposition of the Detroit Collateral made pursuant to Section 6.9(h) or (iv) with the authorization of the Requisite Lenders; and
     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.4(e).
Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 10.13. In each case as specified in this Section 10.13, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Loan Documents and this Section 10.13.
     SECTION 2.13. Annex A, Annex B and Annex C hereto are hereby added as Annex A, Annex B and Annex C to the Loan Agreement, respectively.
ARTICLE III.
WAIVERS OF LOAN AGREEMENT
     SECTION 3.1. Waiver through June 30, 2009. Upon the occurrence of the Fifth Amendment Effective Date, (i) the requirements of Section 7.1(c) of the Loan Agreement, but solely with respect to the Specified Alleged Breach (as defined in the Second Amendment), and (ii) the requirements of Sections 6.5 and 6.6 of the Loan Agreement, but solely with respect to the Fiscal Quarter ended March 31, 2009, are hereby waived, but only for and through the period ending on June 30, 2009, (such that, by way of clarification, no Default or Event of Default shall be deemed to arise with respect to the requirements of Sections 6.5 and 6.6 of the Loan Agreement, solely with respect to the Fiscal Quarter ended March 31, 2009, during such period), upon which date such waivers shall expire (and, with respect to the Specified Alleged Breach, the notice and time periods set forth in Section 9.1(d) of the Loan Agreement shall be deemed to have been given and lapsed) without the further action of any party; provided that Borrower reserves its right to contend that the Specified Alleged Breach does not constitute a Default or Event of Default. By way of clarification, if there has been a violation of the requirements of Sections 6.5 and 6.6 of the Loan Agreement for the Fiscal Quarter ending on March 31, 2009, the Event of Default or Events of Default with respect to which shall be deemed to have arisen on July 1, 2009.
     SECTION 3.2. Continued Compliance Certificate Calculations. Consistent with the limited duration of the waivers granted or that may be granted pursuant to the provisions of this Article III, the Borrower will continue to calculate all financial covenants in its Compliance Certificates.
     SECTION 3.3. Amendments to Loan Agreement. Without limiting the generality of the other provisions of this Amendment, the amendments to the Loan Agreement set forth in Article II hereof shall survive the termination of the waiver pursuant to Section 3.1 hereof.
ARTICLE IV.
CONDITIONS TO EFFECTIVENESS
     The amendments set forth in Article II and the waivers set forth in Article III shall become effective on the date (the “Fifth Amendment Effective Date”) when all of the conditions set forth in this Article IV have been completed to the satisfaction of the Administrative Agent.

     SECTION 4.1. The Administrative Agent shall have received counterparts hereof executed on behalf of Borrower, Detroit, and the Administrative Agent.
     SECTION 4.2. Administrative Agent shall have received a written consent hereto from Borrower’s Restricted Subsidiaries in the form of Exhibit A hereto.
     SECTION 4.3. The Administrative Agent shall have received written consent of the Requisite Lenders through their execution of consents substantially in the form of Exhibit B hereto.
     SECTION 4.4. The Administrative Agent shall have received, with respect to all Collateral, the most recent surveys in the possession of the Borrower and its Subsidiaries for the real property included in such Collateral.
     SECTION 4.5. The Administrative Agent shall have received, for the account of each Lender, a non-refundable fee in the amount of 0.10% (10 bps) of the aggregate amount of each such Lender’s funded and unfunded Commitment.
     SECTION 4.6. Borrower shall have prepaid the Revolving Loans pursuant to Section 3.1(f) of the Loan Agreement in an amount of not less than $100,000,000.
     SECTION 4.7. While leaving Mayer Brown’s and FTI’s existing retainers intact, Borrower shall have reimbursed the Administrative Agent for the reasonable fees and expenses of Mayer Brown and FTI for the period through the Fifth Amendment Effective Date.
     SECTION 4.8. The Administrative Agent shall have received confirmation, to its reasonable satisfaction, that the Required Lenders under the CityCenter Credit Agreement shall have executed and delivered an amendment of such CityCenter Credit Agreement in form and substance satisfactory to the Administrative Agent.
ARTICLE V.
RETENTION OF RIGHTS, ETC.
     SECTION 5.1. Limitation to its Terms. This Amendment strictly shall be limited to its terms.
     SECTION 5.2. Retention of Rights. Without limiting the generality of Section 5.1, except as specifically set forth in Article III hereof, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of (or forbearance with respect to) any present or future Default or Event of Default or as a waiver of (or forbearance with respect to) the ability of the Administrative Agent or the other Lenders to exercise any right, power, and/or remedy, whether under any Loan Document and/or under any applicable law, in connection therewith. As provided in Section 11.1 of the Loan Agreement, no failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 5.3. Full Force and Effect; Limited Waiver. Without limiting the generality of Section 5.1, except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Without limiting the generality of Section 5.1, the amendments and waivers set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Loan Agreement or of any transaction or further or future action on the part of Borrower which would require the consent of the Lenders under the Loan Agreement.
ARTICLE VI.
MISCELLANEOUS
     SECTION 6.1. Representations and Warranties. Borrower represents and warrants the following:
          (a) after giving effect to this Amendment, no Default or Event of Default is continuing;
          (b) after giving effect to this Amendment, the representations and warranties contained in Article 4 of the Loan Agreement are true and correct on and as of the Fifth Amendment Effective Date as though made on that date (or, if stated to have been made as of an earlier date, was true and correct as of such earlier date); and
          (c) this Amendment has been duly authorized by Borrower and Detroit, there is no action pending or any order, judgment, or decree in effect that is likely to restrain, prevent, or impose materially adverse conditions upon the performance by Borrower, Detroit, or any of Borrower’s Subsidiaries under the Loan Agreement or any of the other Loan Documents, and this Amendment constitutes the valid, binding and enforceable obligation of Borrower and Detroit in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and
          (d) The execution, delivery and performance by each of Borrower and Detroit of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Borrower, Detroit, or any other of Borrower’s Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which Borrower, Detroit, or any of Borrower’s Subsidiaries is a party or which is binding upon it, (ii) any requirement of law applicable to any Borrower, Detroit, or any of Borrower’s Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of any Borrower, Detroit, or any of Borrower’s Subsidiaries.
     SECTION 6.2. Loan Document. This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement, including Article 1 thereof.

     SECTION 6.3. Reaffirmation of Obligations. Each of Borrower and Detroit hereby acknowledges that the Loan Documents (as amended by this Amendment) and the Obligations constitute the valid and binding Obligations of Borrower and Detroit enforceable against Borrower and Detroit in accordance with their respective terms, and each of Borrower and Detroit hereby reaffirms its Obligations under the Loan Documents (as amended by this Amendment) (and, as to Detroit, its liability is limited to that portion of the Obligations which are actually borrowed or received by Detroit). Administrative Agent’s and any Lender’s entry into this Agreement or any of the documents referenced herein, Administrative Agent’s and any Lender’s negotiations with any party with respect to any Loan Document, Administrative Agent’s and any Lender’s acceptance of any payment from Borrower, Detroit, any Guarantor or any other party of any payments made to Administrative Agent or any Lender prior to the date hereof, or any other action or failure to act on the part of Administrative Agent or any Lender shall not constitute (a) a modification of any Loan Document (except to the extent of the specific amendments and waivers contained herein), or (b) except for as set forth herein, a waiver of any Default or Event of Default under the Loan Documents, or a waiver of any term or provision of any Loan Document.
     SECTION 6.4. Estoppel. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Administrative Agent and Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, other than the Specified Alleged Breach (as defined in the Second Amendment), if such Specified Alleged Breach constitutes a Default, and breaches of Sections 6.5 and 6.6 of the Loan Agreement, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower, Detroit or any Guarantor as against the Administrative Agent or any Lender with respect to the Obligations.
     SECTION 6.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Loan Agreement and their respective successors and permitted assigns.
     SECTION 6.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.
     SECTION 6.7. Integration. This Amendment represents the agreement of Borrower, Detroit, the Administrative Agent and each of the Lenders (through the Requisite Lenders’ consenting hereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 6.8. Governing Law and Waiver of Jury Trial. The terms of Sections 11.17 (Governing Law) and 11.28 (Jury Trial Waiver) of the Loan Agreement are incorporated herein as though set forth in full.
     SECTION 6.9: Compliance Certificate. In the event that the Fifth Amendment Effective Date occurs, the form of Compliance Certificate for the Fiscal Quarter ended March 31, 2009 may qualify the Material Adverse Effect representation by reference to general economic conditions.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MGM MIRAGE, a Delaware corporation
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President, Asst. General Counsel & Asst. Secretary

MGM GRAND DETROIT, LLC, a Delaware limited liability company
By:	MGM Grand Detroit, Inc.,
Managing Member

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Assistant Secretary

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ John W. Woodiel III
	Name:	John W. Woodiel III
	Title:	Senior Vice President